                                                             EXHIBIT 4.43
                                                             [Execution Version]

                              FOURTEENTH AMENDMENT
                              TO CREDIT AGREEMENT

     THIS FOURTEENTH AMENDMENT TO CREDIT AGREEMENT, dated as of April 1, 1996 (the "Fourteenth Amendment"), is among Court Square Capital Limited (formerly known as Citicorp Capital Investors Ltd.) (the "Lender") and Consolidated Furniture Corporation (formerly known as Mohasco Corporation), Furniture Comfort Corporation (formerly known as Mohasco Upholstered Furniture Corporation) (on its behalf and on behalf of each of its Stratford and Barcalounger operating units), SSC Corporation (formerly known as Super Sagless Corporation) and Choice Seats Corporation (collectively, the "Borrowers").

                                   BACKGROUND

     A. The Lender and the Borrowers are parties to a Credit Agreement dated as of September 22, 1989, as amended (the "Credit Agreement"). All capitalized terms used in this Fourteenth Amendment and not otherwise defined herein shall have the respective meanings specified in the Credit Agreement.

     B. The Borrowers have requested that the Credit Agreement be amended as set forth herein, and the Lender has agreed, subject to the terms and conditions of this Fourteenth Amendment, to such amendment.

                                     TERMS

     In consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, the Lender and the Borrowers hereby agree as follows:

Section 1 -- Financial Covenants.

     Section 4.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

          "SECTION 4.1 Financial Covenants of Borrowers. Borrowers shall not at any time:

             4.1.1 Current Ratio. Permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 0.075 to 1 on the last day of any fiscal quarter.

             4.1.2 [Intentionally Omitted].

             4.1.3 [Intentionally Omitted].

             4.1.4 [Intentionally Omitted].

           4.1.5 Consolidated Net Worth. Permit Consolidated Net Worth to be less than $(275,000,000) at any time.

             4.1.6 Working Capital. Permit Working Capital to be less than $(280,000,000) on the last day of any fiscal quarter.

             4.1.7 Total Debt. Permit Consolidated Indebtedness to exceed $290,000,000 at any time.

Section 2 -- Conditions to Effectiveness.

     This Fourteenth Amendment shall be effective when, and only when, the Lender shall have received counterparts of this Fourteenth Amendment executed by each of the Borrowers and copies of such approvals, opinions or documents as the Lender may reasonably request.

Section 3 -- Representations and Warranties.

     The Borrowers hereby jointly and severally represent and warrant to the Lender that the execution, delivery and performance by each of the Borrowers of this Fourteenth Amendment:

          (a) are within each of the Borrower's respective corporate powers;

          (b) have been duly authorized by all necessary corporate actions of each of the Borrowers;

          (c) do not and will not:

             (i) violate any requirement of law;

             (ii) conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement or other instrument binding on or affecting any of the Borrowers; or

             (iii) require the consent or approval of, authorization by or notice to or filing or registration with any governmental authority or other person other than those which have been obtained and copies of which have been delivered to the Lender, each of which is in full force and effect.

Section 4 -     Miscellaneous.

                (a) The Credit Agreement, as amended hereby, shall be binding upon and shall inure to the benefit of the Lender and the Borrowers and their respective succesors and assigns.

                (b) This Fourteenth Amendment may be executed in any number of counterparts, each counterpart constituting an original but altogether one and the same instrument and contract.

                (c) This Fourteenth Amendment shall be construed in connection with and as part of the Credit Agreement, and all terms, conditions and covenants contained in the Credit Agreement except as herein modified shall remain in full force and effect.

                (d) Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Fourteenth Amendment may refer to the "Credit Agreement dated as of September 22, 1989" without making specific reference to the Fourteenth Amendment, but nevertheless all such references shall be deemed to include this Fourteenth Amendment unless the context shall otherwise require.

                           [SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the Lender and the Borrowers have caused this instrument to be executed and delivered by their duly authorized officers as of the date and year first above written.


                                COURT SQUARE CAPITAL LIMITED

                                By:   /s/ M. SALEEM MUQADDAM
                                   --------------------------------
                                      M. Saleem Muqaddam
                                      Vice President

                                CONSOLIDATED FURNITURE CORPORATION

                                By:   /s/ JOHN B. SGANGA
                                   --------------------------------
                                      John B. Sganga
                                      Executive Vice President,
                                        Chief Financial Officer,
                                        Treasurer and Controller

                                FURNITURE COMFORT CORPORATION

                                By:   /s/ JOHN B. SGANGA
                                   --------------------------------
                                      John B. Sganga
                                      Executive Vice President,
                                        Treasurer and Secretary

                                SSC CORPORATION

                                By:   /s/ JOHN B. SGANGA
                                   --------------------------------
                                      John B. Sganga
                                      Executive Vice President,
                                        Treasurer and Secretary

                                CHOICE SEATS CORPORATION

                                By:   /s/ JOHN B. SGANGA
                                   --------------------------------
                                      John B. Sganga
                                      Executive Vice President,
                                        Treasurer and Secretary



                                     -4-